UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 6, 2017, the Board of Directors (the “Board”) of Surna Inc. (the “Company”) approved an employment agreement between the Company and Chris Bechtel, the Company’s Chief Executive Officer and President (the “Employment Agreement”) and the grant of certain restricted stock units to Mr. Bechtel.

The initial term of the Employment Agreement commenced on August 17, 2017, the date Mr. Bechtel was appointed as Chief Executive Officer and President, and will continue until December 31, 2019. However, the Company and Mr. Bechtel may terminate the Employment Agreement, at any time, with or without cause, by providing the other party with 30-days’ prior written notice. In the event Mr. Bechtel’s employment is terminated by the Company during the initial term without cause, Mr. Bechtel will be entitled to receive his base salary for an additional 30 days. Following the initial term, the Company and Mr. Bechtel may extend the Employment Agreement for additional one-year terms by mutual written agreement.

Mr. Bechtel will receive an annualized base salary of $180,000. Beginning December 31, 2017 and for each six-month period through December 31, 2019, Mr. Bechtel will also be eligible to receive a special bonus of 1,000,000 shares of the Company’s common stock, provided the Board has determined, in its sole discretion, that Mr. Bechtel’s performance has been average or better for such special bonus period.

The Board also granted Mr. Bechtel a total of 3,000,000 restricted stock units, which vest based on Mr. Bechtel’s continued service and subject to the following performance thresholds: (i) 1,500,000 restricted stock units will vest on March 31, 2019 if the Company achieves 2018 revenue of $18,000,000, and (iii) 1,500,000 restricted stock units will vest on March 31, 2020 if the Company achieves 2019 revenue of $25,000,000.

In consideration of the grant of the restricted stock units and the eligibility for the special bonus, Mr. Bechtel agreed to terminate and cancel the non-qualified stock options to purchase 900,000 shares of the Company’s common stock, which were granted to him as an equity retention award in connection with his appointment to the Board on August 8, 2017.

In the event of a change of control involving the Company, (i) any restricted stock units not already vested will become vested (other than those restricted stock units that were previously forfeited due to failure to meet the performance threshold), and (ii) any remaining special bonuses related to any bonus period ending after the date of the change of control will become due and payable, provided Mr. Bechtel continues to provide services to the Company on the date immediately preceding the date of the change of control.

Effective September 6, 2017, Mr. Bechtel resigned from the Audit Committee of the Board since he no longer qualifies as an “independent director” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2017	SURNA INC.

	By:	/s/ Chris Bechtel
Chris Bechtel
President and Chief Executive Officer

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